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                                                                      EXHIBIT 23

May 5, 2004

Cooper Industries, Ltd.
600 Travis, Suite 5800
Houston, Texas 77002-1001

Ladies and Gentlemen:

We consent to the incorporation by reference in the following Registration Statements of Cooper Industries, Ltd. (the "Company") and/or Cooper Industries, Inc., as applicable, and in each related Prospectus of the use of our name and the reference to an analysis, with which our firm assisted, concerning the contingent liability exposure of the Company for certain asbestos-related claims, under "Part I; Item 1. Financial Statements; Note 12. Asbestos Liabilities", and under "Part II - Other Information; Item 1. Legal Proceedings" included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

No. 2-33-14542        Form S-8 Registration Statement for Cooper
                      Industries, Inc. 1989 Employee Stock Purchase Plan

No. 333-02847         Form S-8 Registration Statement for Cooper
                      Industries, Inc. Amended and Restated Directors Stock Plan

No. 333-64400         Form S-8 Registration Statement for Cooper
                      Industries, Inc. Amended and Restated Stock Incentive Plan

No. 333-24237         Form S-3D Registration Statement for Cooper
                      Industries, Inc. Dividend Reinvestment and Stock Purchase
                      Plan

No. 333-101451        Form S-3D Registration Statement for Cooper
                      Industries, Ltd. Dividend Reinvestment and Stock Purchase
                      Plan

No. 333-51439         Form S-8 Registration Statement for Cooper
                      Industries, Inc. Director's Retainer Fee Stock Plan

No. 333-51441         Form S-8 Registration Statement for Cooper
                      Industries, Inc. Amended and Restated Management Annual
                      Incentive Plan

No. 333-37580         Form S-8 Registration Statement for Cooper (UK)
                      Employee Share Purchase Plan

No. 333-75475         Form S-3 Registration Statement for a shelf registration
                      to issue up to $500 million of debt securities

No. 333-99581         Form S-3 Registration Statement for a shelf
                      registration to issue a guarantee of up to $500 million of debt securities

Sincerely,

/s/  Charles E. Bates

Charles E. Bates, Ph.D.
President and Senior Partner
Bates White, LLC